Exhibit 99.1
PepsiCo Reports First-Quarter 2024 Results; Affirms 2024 Financial Guidance
Reported (GAAP) First-Quarter 2024 Results

First-Quarter
Net revenue growth	2.3%
Foreign exchange impact on net revenue	(0.5)%
Earnings per share (EPS)	$1.48
EPS change	6%
Foreign exchange impact on EPS	—%
Organic/Core (non-GAAP)1 First-Quarter 2024 Results

First-Quarter
Organic revenue growth	2.7%
Core EPS	$1.61
Core constant currency EPS change	7%
PURCHASE, N.Y. - April 23, 2024 - PepsiCo, Inc. (NASDAQ: PEP) today reported results for the first quarter 2024.
“During the first quarter, our businesses remained agile and performed well, with a strong performance from our International business. We delivered a sequential improvement in our volume trends, and year-over-year growth in our net revenue, operating profit margin and EPS – despite the impact of certain product recalls at Quaker Foods North America and a difficult net revenue growth comparison from the prior year,” said Chairman and CEO Ramon Laguarta.
Laguarta continued, “As we look ahead, we will continue to focus our efforts on executing well in the marketplace and delivering great-tasting products that offer convenience and good value to the consumer. We will also continue to elevate and accelerate our productivity initiatives to support continued investments in our brands, capabilities and pep+ initiatives. As a result, we continue to expect to deliver at least 4 percent organic revenue growth and at least 8 percent core constant currency EPS growth in 2024. In addition, our previously announced 7 percent annualized dividend increase is expected to begin with our June 2024 payment and will represent our 52nd consecutive annual increase.”
1 Please refer to the Glossary for the definitions of non-GAAP financial measures, including “Organic revenue growth,” “Core” and “Constant currency,” and to “Guidance and Outlook” for additional information regarding PepsiCo’s full-year 2024 financial guidance. PepsiCo provides guidance on a non-GAAP basis as we cannot predict certain elements which are included in reported GAAP results, including the impact of foreign exchange and commodity mark-to-market net impacts. Please refer to PepsiCo’s Quarterly Report on Form 10-Q for the 12 weeks ended March 23, 2024 (Q1 2024 Form 10-Q) filed with the Securities and Exchange Commission (SEC) for additional information regarding PepsiCo’s financial results.
1

Summary First-Quarter 2024 Performance

	Revenue				Volume(a)
	GAAP Reported % Change	Percentage Point Impact		Organic % Change	% Change
		Foreign Exchange Translation	Acquisitions and Divestitures		Convenient Foods	Beverages
Frito-Lay North America	2	—	—	2	(2)
Quaker Foods North America (b)	(24)	—	—	(24)	(22)
PepsiCo Beverages North America	1	—	—	1		(5)
Latin America	16	(8)	—	8	(0.5)	2
Europe	3	7	—	10	2	7
Africa, Middle East and South Asia	2	4	—	7	4.5	2
Asia Pacific, Australia and New Zealand and China Region	6	5	—	11	12	—
Total	2	0.5	—	3	(0.5)	—

	Operating Profit and EPS
	GAAP Reported % Change	Percentage Point Impact		Core Constant Currency % Change
		Items Affecting Comparability	Foreign Exchange Translation
Frito-Lay North America	(3)	1	—	(2)
Quaker Foods North America	(126)	91	—	(35)
PepsiCo Beverages North America	5.5	1	—	6
Latin America	33	(0.5)	(11)	22
Europe	184	(146)	13	50
Africa, Middle East and South Asia	(10)	5	2	(2)
Asia Pacific, Australia and New Zealand and China Region	3	(1)	5	7
Corporate unallocated expenses	(22)	16	—	(6)
Total	3	1.5	—	5

EPS	6	1.5	—	7
(a)Excludes the impact of acquisitions and divestitures. In certain instances, the volume change shown here differs from the impact of organic volume on net revenue performance disclosed in the Organic Revenue Growth Rates table on page A-8, due to the impacts of product mix, nonconsolidated joint venture volume, and, for our franchise-owned beverage businesses, temporary timing differences between bottler case sales (BCS) and concentrate shipments and equivalents (CSE). We report net revenue from our franchise-owned beverage businesses based on CSE. The volume sold by our nonconsolidated joint ventures has no direct impact on our net revenue.
(b)Net revenue decline was impacted by a previously announced voluntary recall of certain bars and cereals in our Quaker Foods North America division (Quaker Recall).

Note: Amounts may not sum due to rounding.
Organic revenue and core constant currency results are non-GAAP financial measures. Please refer to the reconciliation of GAAP and non-GAAP information in the attached exhibits and to the Glossary for definitions of “Organic revenue growth,” “Core” and “Constant currency.”
2

Guidance and Outlook
The Company provides guidance on a non-GAAP basis as we cannot predict certain elements which are included in reported GAAP results, including the impact of foreign exchange translation and commodity mark-to-market net impacts.
Consistent with its previous guidance for 2024, the Company continues to expect:
•At least 4 percent increase in organic revenue;
•At least 8 percent increase in core constant currency EPS;
•A core annual effective tax rate of 20 percent; and
•Total cash returns to shareholders of approximately $8.2 billion, comprised of dividends of $7.2 billion and share repurchases of $1.0 billion.
In addition, the Company continues to expect an approximate 1-percentage-point foreign exchange translation headwind to impact reported net revenue and core EPS growth based on current market consensus rates.
This assumption and the guidance above imply 2024 core EPS of at least $8.15, a 7 percent increase compared to 2023 core EPS of $7.62.
Prepared Management Remarks and Live Question and Answer Webcast
At approximately 6:30 a.m. (Eastern time) on April 23, 2024, the Company will post prepared management remarks (in pdf format) of its first quarter 2024 results and business update, including its outlook for 2024, at www.pepsico.com/investors. At 8:15 a.m. (Eastern time) on April 23, 2024, the Company will host a live question and answer session with investors and financial analysts. Further details will be accessible on the Company’s website at www.pepsico.com/investors.

Contacts:	Investor Relations	Communications
	investor@pepsico.com	pepsicomediarelations@pepsico.com
3

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Statement of Income
(in millions except per share amounts, unaudited)

	12 Weeks Ended
	3/23/2024	3/25/2023
Net Revenue	$18,250	$17,846
Cost of sales	8,248	7,988
Gross profit	10,002	9,858
Selling, general and administrative expenses	7,285	7,229
Operating Profit	2,717	2,629
Other pension and retiree medical benefits income	58	61
Net interest expense and other	(202)	(200)
Income before income taxes	2,573	2,490
Provision for income taxes	520	546
Net income	2,053	1,944
Less: Net income attributable to noncontrolling interests	11	12
Net Income Attributable to PepsiCo	$2,042	$1,932

Diluted
Net income attributable to PepsiCo per common share	$1.48	$1.40
Weighted-average common shares outstanding	1,380	1,384

PepsiCo, Inc. and Subsidiaries
Supplemental Financial Information
(in millions and unaudited)

	12 Weeks Ended
	3/23/2024	3/25/2023
Net Revenue
Frito-Lay North America	$5,676	$5,583
Quaker Foods North America	593	777
PepsiCo Beverages North America	5,874	5,798
Latin America	2,067	1,777
Europe	1,936	1,886
Africa, Middle East and South Asia	1,040	1,019
Asia Pacific, Australia and New Zealand and China Region	1,064	1,006
Total	$18,250	$17,846

Operating Profit/(Loss)
Frito-Lay North America	$1,554	$1,599
Quaker Foods North America	(49)	188
PepsiCo Beverages North America	510	483
Latin America	485	364
Europe	202	71
Africa, Middle East and South Asia	152	168
Asia Pacific, Australia and New Zealand and China Region	233	227
Corporate unallocated expenses	(370)	(471)
Total	$2,717	$2,629

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Statement of Cash Flows
(in millions, unaudited)

	12 Weeks Ended
	3/23/2024	3/25/2023
Operating Activities
Net income	$2,053	$1,944
Depreciation and amortization	641	590
Impairment and other charges/(credits)	—	(13)
Product recall-related impact	167	—
Cash payments for product recall-related impact	(108)	—
Operating lease right-of-use asset amortization	127	116
Share-based compensation expense	97	93
Restructuring and impairment charges	96	112
Cash payments for restructuring charges	(60)	(64)
Pension and retiree medical plan expense	31	30
Pension and retiree medical plan contributions	(218)	(175)
Deferred income taxes and other tax charges and credits	116	78
Change in assets and liabilities:
Accounts and notes receivable	(96)	(348)
Inventories	(291)	(542)
Prepaid expenses and other current assets	(342)	(288)
Accounts payable and other current liabilities	(3,408)	(2,259)
Income taxes payable	222	290
Other, net	(68)	44
Net Cash Used for Operating Activities	(1,041)	(392)

Investing Activities
Capital spending	(614)	(581)
Sales of property, plant and equipment	7	19
Acquisitions, net of cash acquired, investments in noncontrolled affiliates and purchases of intangible and other assets	(6)	(16)
Other divestitures, sales of investments in noncontrolled affiliates and other assets	53	85
Short-term investments, by original maturity:
More than three months - purchases	—	(158)
More than three months - maturities	—	100
Three months or less, net	8	19
Other investing, net	(10)	—
Net Cash Used for Investing Activities	(562)	(532)

(Continued on following page)

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Statement of Cash Flows (continued)
(in millions, unaudited)

	12 Weeks Ended
	3/23/2024	3/25/2023
Financing Activities
Proceeds from issuances of long-term debt	1,761	2,986
Payments of long-term debt	(1,252)	(1,251)
Short-term borrowings, by original maturity:
More than three months - proceeds	2,313	393
More than three months - payments	(1,631)	(1)
Three months or less, net	774	491
Cash dividends paid	(1,767)	(1,608)
Share repurchases	(146)	(160)
Proceeds from exercises of stock options	66	46
Withholding tax payments on restricted stock units and performance stock units converted	(108)	(116)
Other financing	—	(3)
Net Cash Provided by Financing Activities	10	777
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(38)	(116)
Net Decrease in Cash and Cash Equivalents and Restricted Cash	(1,631)	(263)
Cash and Cash Equivalents and Restricted Cash, Beginning of Year	9,761	5,100
Cash and Cash Equivalents and Restricted Cash, End of Period	$8,130	$4,837

Supplemental Non-Cash Activity
Right-of-use assets obtained in exchange for lease obligations	$259	$213

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet
(in millions except per share amounts)

	(unaudited)
	3/23/2024	12/30/2023
ASSETS
Current Assets
Cash and cash equivalents	$8,047	$9,711
Short-term investments	303	292
Accounts and notes receivable, net	10,938	10,815
Inventories:
Raw materials and packaging	2,465	2,388
Work-in-process	97	104
Finished goods	3,007	2,842
	5,569	5,334
Prepaid expenses and other current assets	1,148	798
Total Current Assets	26,005	26,950
Property, Plant and Equipment, net	26,792	27,039
Amortizable Intangible Assets, net	1,173	1,199
Goodwill	17,646	17,728
Other Indefinite-Lived Intangible Assets	13,680	13,730
Investments in Noncontrolled Affiliates	2,734	2,714
Deferred Income Taxes	4,444	4,474
Other Assets	7,566	6,661
Total Assets	$100,040	$100,495

LIABILITIES AND EQUITY
Current Liabilities
Short-term debt obligations	$8,161	$6,510
Accounts payable and other current liabilities	22,073	25,137
Total Current Liabilities	30,234	31,647
Long-Term Debt Obligations	37,707	37,595
Deferred Income Taxes	4,087	3,895
Other Liabilities	8,822	8,721
Total Liabilities	80,850	81,858
Commitments and contingencies
PepsiCo Common Shareholders’ Equity
Common stock, par value 1 2/3¢ per share (authorized 3,600 shares; issued, net of repurchased common stock at par value: 1,375 and 1,374 shares, respectively)	23	23
Capital in excess of par value	4,132	4,261
Retained earnings	70,331	70,035
Accumulated other comprehensive loss	(15,179)	(15,534)
Repurchased common stock, in excess of par value (492 and 493 shares, respectively)	(40,260)	(40,282)
Total PepsiCo Common Shareholders’ Equity	19,047	18,503
Noncontrolling interests	143	134
Total Equity	19,190	18,637
Total Liabilities and Equity	$100,040	$100,495

Non-GAAP Measures
In discussing financial results and guidance, the Company refers to the following measures which are not in accordance with U.S. Generally Accepted Accounting Principles (GAAP): organic revenue growth, core results and core constant currency results. We use non-GAAP financial measures internally to make operating and strategic decisions, including the preparation of our annual operating plan, evaluation of our overall business performance and as a factor in determining compensation for certain employees. We believe presenting non-GAAP financial measures provides additional information to facilitate comparison of our historical operating results and trends in our underlying operating results and provides additional transparency on how we evaluate our business. We also believe presenting these measures allows investors to view our performance using the same measures that we use in evaluating our financial and business performance and trends.
We consider quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of our ongoing financial and business performance or trends. Examples of items for which we may make adjustments include: amounts related to mark-to-market gains or losses (non-cash); charges related to restructuring plans; charges associated with acquisitions and divestitures; gains associated with divestitures; asset impairment charges (non-cash); product recall-related impact; pension and retiree medical-related amounts, including all settlement and curtailment gains and losses; charges or adjustments related to the enactment of new laws, rules or regulations, such as tax law changes; amounts related to the resolution of tax positions; tax benefits related to reorganizations of our operations; debt redemptions, cash tender or exchange offers; and remeasurements of net monetary assets. See below for a description of adjustments to our GAAP financial measures included herein.
Non-GAAP information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, our non-GAAP financial measures may not be the same as or comparable to similar non-GAAP measures presented by other companies.
Glossary
We use the following definitions when referring to our non-GAAP financial measures, which may not be the same as or comparable to similar measures presented by other companies:
Acquisitions and divestitures: mergers and acquisition activity, as well as divestitures and other structural changes, including changes in ownership or control in consolidated subsidiaries and nonconsolidated equity investees.
Bottler case sales (BCS): Measure of physical beverage volume shipped to retailers and independent distributors from both PepsiCo and our independent bottlers.
Concentrate shipments and equivalents (CSE): Measure of our physical beverage volume shipments to independent bottlers.
Constant currency: Financial results assuming constant foreign currency exchange rates used for translation based on the rates in effect for the comparable prior-year period. In order to compute our constant currency results, we multiply or divide, as appropriate, our current-year U.S. dollar results by the current-year average foreign exchange rates and then multiply or divide, as appropriate, those amounts by the prior-year average foreign exchange rates.
Core: Core results are non-GAAP financial measures which exclude certain items from our financial results. For further information regarding these excluded items, refer to “Items Affecting Comparability” in “Item 2 – Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Q1 2024 Form 10-Q and in “Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K for the fiscal year ended December 30, 2023. For the periods presented, core results exclude the following items:
Mark-to-market net impact
Mark-to-market net gains and losses on commodity derivatives in corporate unallocated expenses. These gains and losses are subsequently reflected in division results when the divisions recognize the cost of the underlying commodity in operating profit.
Restructuring and impairment charges
Expenses related to the multi-year productivity plan publicly announced in 2019, which was expanded and extended through the end of 2028 to take advantage of additional opportunities within the initiatives of the plan.
Acquisition and divestiture-related charges
Acquisition and divestiture-related charges primarily include merger and integration charges and costs associated with divestitures, primarily consulting, advisory and other professional fees.
Impairment and other charges/credits
We recognized impairment charges taken as a result of our quantitative assessments of certain of our indefinite-lived intangible assets and related to our investment in TBG. We also recognized adjustments to the charges recorded in prior years from changes in estimates of previously recorded amounts.

Product recall-related impact
We recognized property, plant and equipment and inventory write-offs, product returns, employee severance costs, customer and consumer-related costs and other costs in our Quaker Foods North America division associated with a previously announced voluntary recall of certain bars and cereals.
Pension and retiree medical-related impact
Pension and retiree medical-related impact includes settlement charges related to lump sum distributions exceeding the total of annual service and interest costs.
Effective net pricing: Reflects the year-over-year impact of discrete pricing actions, sales incentive activities and mix resulting from selling varying products in different package sizes and in different countries.
Organic revenue growth: A measure that adjusts for the impacts of foreign exchange translation, acquisitions and divestitures and every five or six years, the impact of an additional week of results (53rd reporting week). We believe organic revenue growth provides useful information in evaluating the results of our business because it excludes items that we believe are not indicative of ongoing performance or that we believe impact comparability with the prior year.
2024 guidance
Our 2024 organic revenue growth guidance excludes the impact of acquisitions, divestitures and other structural changes and foreign exchange translation. Our 2024 core effective tax rate guidance and our 2024 core constant currency EPS growth guidance exclude the mark-to-market net impact included in corporate unallocated expenses, restructuring and impairment charges and other items noted above. Our 2024 core constant currency EPS growth guidance also excludes the impact of foreign exchange translation. We are unable to reconcile our full year projected 2024 organic revenue growth to our full year projected 2024 reported net revenue growth because we are unable to predict the 2024 impact of foreign exchange due to the unpredictability of future changes in foreign exchange rates and because we are unable to predict the occurrence or impact of any acquisitions, divestitures or other structural changes. We are also not able to reconcile our full year projected 2024 core effective tax rate to our full year projected 2024 reported effective tax rate and our full year projected 2024 core constant currency EPS growth to our full year projected 2024 reported EPS growth because we are unable to predict the 2024 impact of foreign exchange or the mark-to-market net impact on commodity derivatives due to the unpredictability of future changes in foreign exchange rates and commodity prices. Therefore, we are unable to provide a reconciliation of these measures.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information
Organic Revenue Growth Rates
12 Weeks Ended March 23, 2024
(unaudited)

	12 Weeks Ended 3/23/2024
		Impact of			Impact of
Net Revenue Year over Year % Change	Reported % Change, GAAP Measure	Foreign exchange translation	Acquisitions and divestitures	Organic % Change, Non-GAAP Measure(a)	Organic volume(b)	Effective net pricing
Frito-Lay North America	2%	—	—	2%	(2)	3
Quaker Foods North America (c)	(24)%	—	—	(24)%	(22)	(2)
PepsiCo Beverages North America	1%	—	—	1%	(5)	6
Latin America	16%	(8)	—	8%	(1)	9
Europe	3%	7	—	10%	3	7
Africa, Middle East and South Asia	2%	4	—	7%	5	2
Asia Pacific, Australia and New Zealand and China Region	6%	5	—	11%	12	(1)
Total	2%	0.5	—	3%	(2)	5
(a)A financial measure that is not in accordance with GAAP. See pages A-6 through A-7 for further discussion.
(b)Excludes the impact of acquisitions and divestitures. In certain instances, the impact of organic volume on net revenue performance differs from the unit volume disclosed in the Summary First-Quarter 2024 Performance table on page 2, due to the impacts of product mix, nonconsolidated joint venture volume, and, for our franchise-owned beverage businesses, temporary timing differences between BCS and CSE. We report net revenue from our franchise-owned beverage businesses based on CSE. The volume sold by our nonconsolidated joint ventures has no direct impact on our net revenue.
(c)Net revenue decline was impacted by the Quaker Recall.
Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Year over Year Growth Rates
12 Weeks Ended March 23, 2024
(unaudited)

	12 Weeks Ended 3/23/2024
		Impact of Items Affecting Comparability						Impact of
Year over Year % Change	Reported % Change, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Acquisition and divestiture-related charges	Impairment and other charges/credits	Product recall-related impact	Core % Change, Non-GAAP Measure(a)	Foreign exchange translation	Core Constant Currency % Change, Non-GAAP Measure(a)
Frito-Lay North America	(3)%	—	1	—	—	—	(2)%	—	(2)%
Quaker Foods North America	(126)%	—	2	—	—	89	(35)%	—	(35)%
PepsiCo Beverages North America	5.5%	—	1	—	—	—	7%	—	6%
Latin America	33%	—	(0.5)	—	—	—	33%	(11)	22%
Europe	184%	—	(147)	—	1	—	37%	13	50%
Africa, Middle East and South Asia	(10)%	—	(2)	—	7	—	(5)%	2	(2)%
Asia Pacific, Australia and New Zealand and China Region	3%	—	(1)	—	—	—	2%	5	7%
Corporate unallocated expenses	(22)%	21	(6)	—	—	—	(6)%	—	(6)%
Total Operating Profit	3%	(3)	(1)	—	—	5	5%	—	5%
Net Income Attributable to PepsiCo	6%	(3)	(1)	—	0.5	5	7%	—	7%
Net Income Attributable to PepsiCo per common share – diluted	6%	(3)	(1)	—	0.5	5	7%	—	7%
(a)A financial measure that is not in accordance with GAAP. See pages A-6 through A-7 for further discussion.
Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Certain Line Items
12 Weeks Ended March 23, 2024 and March 25, 2023
(in millions except per share amounts, unaudited)

	12 Weeks Ended 3/23/2024
	Cost of sales	Gross profit	Selling, general and administrative expenses	Operating profit	Other pension and retiree medical benefits income	Provision for income taxes(a)	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(b)
Reported, GAAP Measure	$8,248	$10,002	$7,285	$2,717	$58	$520	$2,042	$1.48	20.2%
Items Affecting Comparability
Mark-to-market net impact	13	(13)	23	(36)	—	(9)	(27)	(0.02)	—
Restructuring and impairment charges	(6)	6	(83)	89	7	20	76	0.05	—
Acquisition and divestiture-related charges	—	—	(2)	2	—	1	1	—	—
Product recall-related impact	(167)	167	—	167	—	39	128	0.09	0.2
Core, Non-GAAP Measure (c)	$8,088	$10,162	$7,223	$2,939	$65	$571	$2,220	$1.61	20.4%

	12 Weeks Ended 3/25/2023
	Cost of sales	Gross profit	Selling, general and administrative expenses	Operating profit	Other pension and retiree medical benefits income	Provision for income taxes(a)	Net income attributable to noncontrolling interests	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(b)
Reported, GAAP Measure	$7,988	$9,858	$7,229	$2,629	$61	$546	$12	$1,932	$1.40	21.9%
Items Affecting Comparability
Mark-to-market net impact	(14)	14	(57)	71	—	17	—	54	0.04	0.1
Restructuring and impairment charges	(3)	3	(110)	113	(1)	14	1	97	0.07	(0.4)
Acquisition and divestiture-related charges	—	—	(2)	2	—	1	—	1	—	—
Impairment and other charges/credits	4	(4)	9	(13)	—	—	—	(13)	(0.01)	0.1
Core, Non-GAAP Measure (c)	$7,975	$9,871	$7,069	$2,802	$60	$578	$13	$2,071	$1.50	21.7%

(a)Provision for income taxes is the expected tax charge/benefit on the underlying item based on the tax laws and income tax rates applicable to the underlying item in its corresponding tax jurisdiction.
(b)The impact of items affecting comparability on our effective tax rate represents the difference in the effective tax rate resulting from a higher or lower tax rate applicable to the items affecting comparability.
(c)A financial measure that is not in accordance with GAAP. See pages A-6 through A-7 for further discussion.
Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Operating Profit by Division
12 Weeks Ended March 23, 2024 and March 25, 2023
(in millions, unaudited)

	12 Weeks Ended 3/23/2024
		Items Affecting Comparability
Operating Profit	Reported, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Acquisition and divestiture-related charges	Product recall-related impact	Core, Non-GAAP Measure(a)
Frito-Lay North America	$1,554	$—	$22	$—	$—	$1,576
Quaker Foods North America	(49)	—	4	—	167	122
PepsiCo Beverages North America	510	—	10	2	—	522
Latin America	485	—	5	—	—	490
Europe	202	—	18	—	—	220
Africa, Middle East and South Asia	152	—	—	—	—	152
Asia Pacific, Australia and New Zealand and China Region	233	—	—	—	—	233
Corporate unallocated expenses	(370)	(36)	30	—	—	(376)
Total	$2,717	$(36)	$89	$2	$167	$2,939

	12 Weeks Ended 3/25/2023
		Items Affecting Comparability
Operating Profit	Reported, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Acquisition and divestiture-related charges	Impairment and other charges/credits	Core, Non-GAAP Measure(a)
Frito-Lay North America	$1,599	$—	$7	$—	$—	$1,606
Quaker Foods North America	188	—	—	—	—	188
PepsiCo Beverages North America	483	—	5	2	—	490
Latin America	364	—	5	—	—	369
Europe	71	—	89	—	—	160
Africa, Middle East and South Asia	168	—	5	—	(13)	160
Asia Pacific, Australia and New Zealand and China Region	227	—	1	—	—	228
Corporate unallocated expenses	(471)	71	1	—	—	(399)
Total	$2,629	$71	$113	$2	$(13)	$2,802
(a)A financial measure that is not in accordance with GAAP. See pages A-6 through A-7 for further discussion.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
(unaudited)

Gross Margin Performance Reconciliation

	12 Weeks Ended
	3/23/2024
Reported gross margin performance, GAAP measure	(43)	bps
Impact of:
Mark-to-market net impact	(15)
Restructuring and impairment charges	1
Impairment and other charges/credits	2
Product recall-related impact	91
Core gross margin growth, non-GAAP measure (a)	37	bps
Operating Margin Growth Reconciliation

	12 Weeks Ended
	3/23/2024
Reported operating margin growth, GAAP measure	16	bps
Impact of:
Mark-to-market net impact	(59)
Restructuring and impairment charges	(15)
Acquisition and divestiture-related charges	—
Impairment and other charges/credits	7
Product recall-related impact	91
Core operating margin growth, non-GAAP measure (a)	40	bps
Fiscal 2023 Diluted EPS Reconciliation

Year Ended
12/30/2023
Reported diluted EPS, GAAP measure	$6.56
Mark-to-market net impact	0.02
Restructuring and impairment charges	0.25
Acquisition and divestiture-related charges	0.02
Impairment and other charges/credits	0.68
Product recall-related impact	0.07
Pension and retiree medical-related impact	0.01
Core diluted EPS, non-GAAP measure (a)	$7.62
(a)A financial measure that is not in accordance with GAAP. See pages A-6 through A-7 for further discussion.
Note – Amounts may not sum due to rounding.

Cautionary Statement
Statements in this communication that are “forward-looking statements,” including our 2024 guidance and outlook are based on currently available information, operating plans and projections about future events and trends. Terminology such as “aim,” “anticipate,” “believe,” “drive,” “estimate,” “expect,” “expressed confidence,” “forecast,” “future,” “goal,” “guidance,” “intend,” “may,” “objective,” “outlook,” “plan,” “position,” “potential,” “project,” “seek,” “should,” “strategy,” “target,” “will” or similar statements or variations of such words and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements. Such risks and uncertainties include, but are not limited to: the risks associated with the deadly conflict in Ukraine; future demand for PepsiCo’s products; damage to PepsiCo’s reputation or brand image; product recalls or other issues or concerns with respect to product quality and safety; PepsiCo’s ability to compete effectively; PepsiCo’s ability to attract, develop and maintain a highly skilled and diverse workforce or effectively manage changes in our workforce; water scarcity; changes in the retail landscape or in sales to any key customer; disruption of PepsiCo’s manufacturing operations or supply chain, including continued increased commodity, packaging, transportation, labor and other input costs; political, social or geopolitical conditions in the markets where PepsiCo’s products are made, manufactured, distributed or sold; PepsiCo’s ability to grow its business in developing and emerging markets; changes in economic conditions in the countries in which PepsiCo operates; future cyber incidents and other disruptions to our information systems; failure to successfully complete or manage strategic transactions; PepsiCo’s reliance on third-party service providers and enterprise-wide systems; climate change or measures to address climate change and other sustainability matters; strikes or work stoppages; failure to realize benefits from PepsiCo’s productivity initiatives; deterioration in estimates and underlying assumptions regarding future performance of our business or investments that can result in impairment charges; fluctuations or other changes in exchange rates; any downgrade or potential downgrade of PepsiCo’s credit ratings; imposition or proposed imposition of new or increased taxes aimed at PepsiCo’s products; imposition of limitations on the marketing or sale of PepsiCo’s products; changes in laws and regulations related to the use or disposal of plastics or other packaging materials; failure to comply with personal data protection and privacy laws; increase in income tax rates, changes in income tax laws or disagreements with tax authorities; failure to adequately protect PepsiCo’s intellectual property rights or infringement on intellectual property rights of others; failure to comply with applicable laws and regulations; and potential liabilities and costs from litigation, claims, legal or regulatory proceedings, inquiries or investigations.
For additional information on these and other factors that could cause PepsiCo’s actual results to materially differ from those set forth herein, please see PepsiCo’s filings with the SEC, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.